UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

     SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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 SPHERION CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2007

To our Stockholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the annual meeting of stockholders of Spherion Corporation.

     As shown in the formal notice enclosed, the annual meeting will be held at 8:30 a.m. (Eastern Daylight Time) on Tuesday, May 15, 2007 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the annual meeting we will be acting on the matters described in this proxy statement. If you will need special assistance at the annual meeting because of a disability, please contact Ms. Dahlton Bennington at (954) 308-8427.

     We hope you will be able to attend our annual meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the annual meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided or vote by telephone or on-line.

     Thank you for your support.

Sincerely,

Roy G. Krause President & Chief Executive Officer	Steven S. Elbaum Chairman

SPHERION CORPORATION
_____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________

To Be Held
Tuesday, May 15, 2007
8:30 a.m. EDT

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of SPHERION CORPORATION, a Delaware corporation, will be held at 8:30 a.m. (Eastern Daylight Time) on Tuesday, May 15, 2007 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the Annual Meeting, our stockholders will be asked to consider and vote upon the following matters:

1.	The election of one Class I member of the Board of Directors to hold office until the 2009 annual meeting of stockholders or until her successor is duly elected and qualified.

The election of three Class II members of the Board of Directors to hold office until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2007 fiscal year.

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 23, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Lisa G. Iglesias
Secretary

Fort Lauderdale, Florida
April 5, 2007

—IMPORTANT—

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE OR VOTE BY TELEPHONE OR ON-LINE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR VOTING PROMPTLY.

TABLE OF CONTENTS
About the Annual Meeting	1
Purpose of the Annual Meeting	1
Voting at the Annual Meeting	1
Voting rights of the holders of our Common Stock	1
Quorum	1
How to vote	2
Changing your vote	2
The Board’s recommendations	3
Required vote for approval	3

Corporate Governance and Board Matters	3
General	3
Board Committees	4
Director Independence	5
Director Selection Process	5
Board Compensation	6
Certain Relationships and Related Transactions	7
Corporate Governance Guidelines and Code of Ethics	7
Communication with the Board of Directors	7
Stockholder Proposals	7

Executive Compensation	8
Compensation Committee Governance	8
Compensation Committee Interlocks and Insider Participation	9
Summary Compensation Table	9
Executive / Director Perks and Benefits Table	10
Grants of Plan-Based Awards	10
Outstanding Equity Awards at Fiscal Year-End	11
Stock Vested During Fiscal 2006	12
Nonqualified Deferred Compensation	12
Potential Payments on Account of Retirement, Termination without Cause, Change in Control, Death/Disability or Resignation	14
Compensation Committee Report	16
Compensation Discussion and Analysis	16

Audit-Related Matters	21
Audit Committee Report	21
Audit and Non-Audit Fees	22
Pre-Approval Policies and Procedures	22

Items to be Voted On	23
Item 1 – Election of Directors	23
Item 2 – Ratification of Appointment of Auditors	25
Other Matters	25

Other Information	26
Stock Ownership	26
Section 16(a) Beneficial Ownership Reporting Compliance	29
Proxy Solicitation Costs	29
Reduce Duplicate Mailings	29
Additional Information	30

Appendix A: Audit Committee Charter	A-1
Appendix B: Governance Principles on Director Independence	B-1

2007 ANNUAL MEETING OF STOCKHOLDERS
OF
SPHERION CORPORATION
_____________

PROXY STATEMENT
_____________

     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Spherion Corporation, a Delaware corporation (“Spherion” or “the Company”), of proxies from the holders of our common stock, $.01 par value per share (the “Common Stock”), for use at our 2007 Annual Meeting of Stockholders to be held pursuant to the enclosed Notice of Annual Meeting, at 8:30 a. m. (Eastern Daylight Time) on Tuesday, May 15, 2007, at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 308-7600, or at any adjournments or postponements thereof (the “Annual Meeting”).

     The approximate date that this Proxy Statement and the enclosed form of proxy (“Proxy Card”) are first being sent to stockholders is April 5, 2007.

     ABOUT THE ANNUAL MEETING

 Purpose of the Annual Meeting

     At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting attached to this Proxy Statement. In addition, management will respond to questions by stockholders.

Voting at the Annual Meeting

     Only stockholders of record at the close of business on March 23, 2007, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the Common Stock that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

Voting rights of the holders of our Common Stock

     Each stockholder is entitled to one vote on each matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder at the close of business on the Record Date. Therefore, if you owned 100 shares of Common Stock at the close of business on March 23, 2007, you can cast 100 votes for each matter properly presented at the Annual Meeting. Stockholders do not have a right to cumulate their votes for directors.

Quorum

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the Record Date, there were 56,477,845 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Thus, the presence of the holders of Common Stock representing at least 28,238,923 shares will be required to establish a quorum. If less than a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, the holders of a majority of the shares actually represented may adjourn the Annual Meeting to another date, time and place.

     Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum. Abstentions are counted as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. However, a broker non-vote on a matter is considered as not entitled to vote on that matter and thus is not counted as a vote cast in determining whether a matter has been approved.

     A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, for a period of ten days prior to the Annual Meeting and also at the Annual Meeting.

How to vote

     Depending on how you hold your Common Stock, there are several ways in which you may vote:

  Sign and return your Proxy Card. Any stockholder may complete and properly sign the accompanying Proxy Card and return it and your shares will be voted as you direct.

  Vote by Telephone. You may vote by telephone by following the instructions included with your Proxy Card. The deadline for voting by telephone is 11:59 p.m. (Eastern Daylight Time) on May 14, 2007. For those “street name” stockholders (stockholders whose shares are held through a broker or nominee) who wish to vote by telephone, please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote by telephone.

  Vote on the Internet. You may vote electronically through the Internet by following the instructions included with your Proxy Card. The deadline for voting electronically using the Internet is 11:59 p.m. (Eastern Daylight Time) on May 14, 2007. For those “street name” stockholders who wish to vote by using the Internet, please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote using the Internet.

  Attend the Annual Meeting in person. Any stockholder may attend the Annual Meeting in person and vote their shares in person; however, if you are a “street name” stockholder and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

  401(k) Plan stockholders. If you participate in Spherion’s 401(k) plan, you may vote the amount of shares of Common Stock credited to your account as of the Record Date. You may vote by instructing T. Rowe Price, the trustee of the 401(k) plan, pursuant to the instruction card being delivered with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if received by May 11, 2007. If you do not send timely instructions, the nonvoted whole and fractional shares will be voted by the trustee in the same proportion that it votes the whole and fractional shares for which it did receive timely voting instructions.

     No matter what method you ultimately decide to use to vote your Common Stock, we urge you to vote promptly.

Changing your vote

     Even after you have submitted your Proxy Card you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date; however, no such revocation or subsequent proxy will be effective unless and until written notice of the revocation or subsequent proxy is received by us at or prior to the Annual Meeting.

     For 401(k) shares, you may revoke previously given voting instructions on or before May 11, 2007 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

The Board’s recommendations

     The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

  “for” election of the nominated slate of directors (see Item 1);

  “for” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2007 fiscal year (see Item 2).

     Unless you give other instructions on your Proxy Card, the persons named proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Required vote for approval

     Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted as a vote cast at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

     There are currently nine members of the Board of Directors:

     Steven S. Elbaum, Chairman
     William F. Evans
     James J. Forese
     Roy G. Krause
     J. Ian Morrison
     David R. Parker
     Barbara Pellow
     Anne Szostak
     A. Michael Victory

     Steven S. Elbaum has served as non-executive chairman of the Board of Directors since April 2001. Beginning in 2007, the Board intends to rotate the chairmanship approximately every five years. Mr. Elbaum has indicated that he intends to end his term as non-executive chairman immediately after the Annual Meeting, but will continue as a director. The Board anticipates electing Mr. Forese as non-executive chairman at that time.

     The Board of Directors held seven meetings during Fiscal 2006. All directors attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during Fiscal 2006. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we encourage directors to attend and historically, most have done so. At our last annual meeting of stockholders, held in May 2006, five of our then eight directors attended. The Board of Directors has the ability to retain outside advisors as it deems necessary in the performance of its duties.

Board Committees

     The standing committees of the Board include: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Nominating Committee and the Executive Committee. The following table sets forth Committee memberships as of the date of this Proxy Statement.

Corporate
	Audit	Compensation	Governance	Nominating	Executive
Director	Committee	Committee	Committee	Committee	Committee
Steven S. Elbaum			**		*
William F. Evans	**		*
James J. Forese	*	*	*		**
Roy G. Krause					*
J. Ian Morrison		*	*	*
David R. Parker	*		*	*	*
Barbara Pellow		*	*	*
Anne Szostak		**	*	*
A. Michael Victory		*	*	**	*
____________________

*	Member
**	Chair

     The functions of the Audit Committee and its activities during Fiscal 2006 are described below in the Audit Committee Report. The Committee met twelve times during Fiscal 2006. All members of the Audit Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange (“NYSE”) and meet financial literacy and management expertise requirements. Chairman William F. Evans has been designated by the Board as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934. The charter of the Audit Committee is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section and is attached to this proxy statement as Appendix A.

     All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE. The Compensation Committee grants stock and equity-linked awards, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s (“CEO”) annual compensation, evaluates the performance and approves the compensation of our executive officers including our Named Executive Officers (as defined on page 9), administers our equity-based plans, and reviews and makes recommendations to the Board concerning compensation for directors and approval of compensation plans requiring stockholder approval. The Compensation Committee held five meetings during Fiscal 2006. The charter of the Compensation Committee is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section.

     The Corporate Governance Committee is comprised of all of the independent, non-employee directors and meets regularly in executive session without the presence of the CEO or other management. These executive sessions are presided over by the Committee’s Chairman who is selected annually by the Board of Directors. During Fiscal 2006, Steven S. Elbaum, as the Committee’s Chairman, presided over the executive sessions. The primary functions of the Corporate Governance Committee include reviewing and recommending to the Board: (i) roles and compositions of the various Board committees; (ii) evaluation of the performance of the Board; and (iii) evaluation of the senior management. This Committee held three meetings during Fiscal 2006. The charter of the Corporate Governance Committee is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section.

     The Nominating Committee, whose primary function is to identify and recommend nominees for election as directors, held two meetings during Fiscal 2006. All members of the Nominating Committee are “independent” within the meaning of the listing standards of the NYSE. The charter of the Nominating Committee is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section.

     The primary function of the Executive Committee is to exercise the authority of the Board during intervals between meetings of the Board, subject to limitations of Delaware law. The Executive Committee held one meeting during Fiscal 2006. The charter of the Executive Committee is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section. The Board anticipates dissolving the Executive Committee immediately after the Annual Meeting.

Director Independence

     The provisions of our Governance Principles regarding director independence meet the listing standards of the New York Stock Exchange. The portion of our Governance Principles addressing director independence is attached to this proxy statement as Appendix B. A copy of our Governance Principles is also available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section. The Board of Directors has determined that all of its members are “independent” within the meaning of these standards, with the exception of Roy G. Krause, who is also our President and Chief Executive Officer.

Director Selection Process

     The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee has also retained, from time to time, a third-party executive search firm to identify candidates upon request of the Committee. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our Restated By-laws relating to stockholder nominations as described in “Stockholder Proposals” below.

     Once the Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Charter of the Nominating Committee, including:

  the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties;

  the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

  the prospective nominee’s character and integrity; and

  the prospective nominee’s ability to be free of any conflict of interest.

     The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Board Compensation

     Non-employee directors receive an annual retainer. The annual retainer is determined by the Board each year and is effective for a twelve-month period commencing on July 1st of such year. The Board may designate the manner in which the annual retainer shall be payable including, but not limited to, in cash, in shares of our Common Stock or in any combination thereof, and may permit up to 100% of the annual retainer to be deferred and paid to the directors in the form of Deferred Stock Units (“DSUs”). The annual retainer payable to each non-employee director is currently set at $35,000.

     Our Chairman receives an additional annual retainer in the amount of $100,000 payable in cash, DSUs or stock options, at the election of the Board. In 2006, the Board elected to pay the Chairman in DSUs, granting him 11,099 DSUs. In addition, the Chairperson of each of the Compensation Committee, the Executive Committee and the Nominating Committee receive an additional annual retainer in the amount of $10,000, payable in cash. The Chairperson of the Audit Committee receives an additional annual retainer in the amount of $20,000, payable in cash. In 2006, the Board of Directors awarded Mr. Forese an additional $43,000, paid in cash, as fees for work performed as the Chair of the Executive Committee, in excess of what was expected to be covered by payment of the annual retainer for that position.

     Additionally, non-employee directors are compensated at the rate of $2,000 per Board meeting attended and $1,500 per Committee meeting attended, each payable in cash. Directors are reimbursed for expenses incurred by them in connection with our business. In addition, Messrs. Morrison and Victory participate in certain of our health benefit plans for which they pay the entire premium.

     Each non-employee director is entitled to receive an annual grant of DSUs in an amount equal to $50,000 based on the value of the underlying Common Stock, vesting on the first anniversary of the date of grant. Five thousand five-hundred fifty (5,550) DSUs were granted to each non-employee director on July 3, 2006 and will vest on July 3, 2007.

     Non-employee members of the Board of Directors are required to meet certain stock ownership guidelines. Each is required to own and hold a minimum of 10,000 shares of our Common Stock. Vested DSUs count toward this requirement. With the exception of Ms. Pellow, who joined the Board of Directors in October 2006, all of our current directors have already met the stock ownership requirement. New directors have two years from the time of election to the Board to meet this goal.

     The table below shows the total cash and equity-based compensation paid in 2006 to each of our current non-employee directors.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($) (1)	($)
(a)	(b)	(c)	(h)
Steven S. Elbaum	$ 61,500	$150,007	$211,507
William F. Evans	$ 93,500	$ 50,006	$143,506
James J. Forese	$132,000	$ 50,006	$182,006
J. Ian Morrison	$ 64,500	$ 50,006	$114,506
David R. Parker	$ 76,000	$ 50,006	$126,006
Barbara Pellow**	$ 5,500	$ 0	$ 5,500
Anne Szostak	$ 74,500	$ 50,006	$124,506
A. Michael Victory	$ 77,500	$ 50,006	$127,506
____________________

** Barbara Pellow joined the Board of Directors on October 6, 2006.

(1)

DSUs were granted on July 3, 2006 with a grant date fair value of $9.01 per share and vest on July 3, 2007. The aggregate number of DSUs held by the non-employee directors at the end of fiscal year ended December 31, 2006 (“Fiscal 2006”) were as follows: 93,887 shares for Steven S. Elbaum, of which 77,238 shares were vested and deferred; 26,044 shares for William F. Evans, of which 20,494 shares were vested and deferred; 21,013 shares for James J. Forese, of which 15,463 shares were vested and deferred; 26,044 shares for J. Ian Morrison, of which 20,494 shares were vested and deferred; 23,177 shares for David R. Parker, of which 17,627 shares were vested and deferred; 0 shares for Barbara Pellow; 13,126 shares for Anne Szostak, of which 7,576 shares were vested and deferred; and 13,126 shares for A. Michael Victory, of which 7,576 shares were vested and deferred. Although no option awards were granted to directors during Fiscal 2006, the aggregate number of option awards held by the non-employee directors at the end of Fiscal 2006 were as follows: 90,111 vested shares for Steven S. Elbaum; 47,738 vested shares for William F. Evans; 5,000 vested shares for James J. Forese; 47,738 vested shares for J. Ian Morrison; 5,000 vested shares for David R. Parker; 0 shares for Barbara Pellow; 0 shares for Anne Szostak; and 47,738 vested shares for A. Michael Victory.

Certain Relationships and Related Transactions

     We did not have any related party transactions during Fiscal 2006. The Company’s policy is to not enter into any transaction that would require disclosure under Item 404(a) of Regulation S-K. If such a transaction were to arise, the Company would require approval of the full Board of Directors, excluding any interested directors.

Corporate Governance Guidelines and Code of Ethics

     The Board of Directors has adopted a set of Governance Principles, which provide a framework within which the Board of Directors and its Committees direct the affairs of the Company. The Governance Principles address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters. The Governance Principles are available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section.

     We also have a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers, which is applicable to the principal executive officer, the principal financial officer, the principal accounting officer, the controller and the assistant controller. Both the Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers are available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section. We intend to post amendments or waivers, if any, to the Code of Business Conduct and Ethics (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) and waivers to the Code of Ethics for Chief Executive Officer and Senior Financial Officers at this location on our website.

Communication with the Board Of Directors

     Any stockholder or other interested party who wishes to communicate with the Board of Directors, a committee of the Board, the non-management directors as a group or any member of the Board (including our non-executive Chairman), may send correspondence to the Corporate Secretary at Spherion Corporation, 2050 Spectrum Boulevard, Fort Lauderdale, Florida, 33309. The Corporate Secretary will submit all stockholder correspondence relating to material matters affecting our company to the Board of Directors, committee of the Board, non-management directors as a group or individual member, as the case may be.

Stockholder Proposals

     As more specifically provided in our Restated By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 50 days nor more than 75 days prior to the scheduled date of the annual meeting. Accordingly, as our Restated Bylaws state that our annual meeting be held on the third Tuesday of May each year, any stockholder proposal to be considered at the 2008 Annual Meeting must be properly submitted to us not earlier than March 6, 2008 nor later than March 31, 2008. Stockholders desiring to suggest qualified nominees for director positions should submit the required information to our Corporate Secretary within the same time period. Detailed information for submitting stockholder proposals or recommendations for director nominees will be provided to you if you make a written request to our Corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our Proxy Statement. For the 2008 Annual Meeting, under the Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by our Corporate Secretary no later than December 7, 2007 in order to be included in our 2008 Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Committee Governance

     Charter. The Compensation Committee’s charter is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section.

     Scope of authority. Per the charter, the Committee is responsible for the following:

  Participating in the development and approval of the compensation philosophy and policies;

  Recommending to the Board of Directors compensation for the Board of Directors;

  Reviewing and approving corporate goals and objectives with respect to compensation for the chief executive officer and other senior officers, consistent with the Company’s strategic plan, evaluating the officers’ performance in light of those goals and objectives, and based on those evaluations determining their annual and long-term compensation, including salary, bonus, incentive and equity compensation;

  Administering equity-based plans, including the stock option and deferred stock plans;

  Approving adoption of compensation plans not requiring stockholder approval and recommending for Board approval compensation plans requiring stockholder approval;

  Reviewing and discussing with management the Company’s disclosures under “Compensation Discussion and Analysis” (the “CD&A”), and based on such review and discussion, making a recommendation to the Board of Directors as to whether the CD&A should be included in the Company’s annual report on Form 10-K and, as applicable, the Company’s proxy statement;

  Preparing and publishing a Committee report on executive compensation in the Company’s proxy statement.

     Delegation authority. The Committee may delegate authority to officers or to a subcommittee as it may deem appropriate from time to time. For 2006, the Compensation Committee delegated to the Chief Executive Officer the ability to award up to an aggregate of 100,000 shares under the 2006 Stock Incentive Plan to non-insider new hires during the year, with a maximum of 25,000 shares for any individual.

     Governance. The Committee focuses on good governance practices in its operation. In 2006 this included:

  Considering compensation for the Named Executive Officers in the context of all of the components of total compensation;

  Reviewing tally sheets for senior executives;

  Receiving meeting materials several days in advance of meetings and making important decisions over the course of more than one meeting;

  Having executive sessions of Committee members only;

  Obtaining professional advice from an outside compensation consultant and having direct access to that consultant.

     Role of executive officers. The Chief Executive Officer, with input from the Chief Human Resources Officer, recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for Named Executive Officers other than the CEO. The Committee considers, discusses, modifies as appropriate, and takes action on such proposals.

     Role of compensation consultants. In 2006, the Committee directly retained Hewitt Associates as its outside compensation consultant. The Committee informed Hewitt in writing that it expected Hewitt to be frank with the Committee at all times and to advise the Committee if and when there were elements of management proposals to the Committee that Hewitt believed the Committee should not support.

     During 2006, Hewitt assisted the Committee with executive pay data and its implications for pay at the Company, director pay market data, and various other executive compensation issues. Hewitt representatives attended two of the four Committee meetings during 2006.

Compensation Committee Interlocks and Insider Participation

     The 2006 Compensation Committee was comprised of Anne Szostak (Chairperson), James J. Forese, J. Ian Morrison and A. Michael Victory. Barbara Pellow joined the Compensation Committee in February 2007. None of these committee members has ever been an officer or employee of Spherion or any of our subsidiaries and none of our executive officers has served on the Compensation Committee or Board of Directors of any company of which any of our other directors is an executive officer.

Summary Compensation Table

     The following table sets forth the aggregate compensation earned during Fiscal 2006 by President and Chief Executive Officer Roy G. Krause (our Principal Executive Officer or “PEO”), Senior Vice President and Chief Financial Officer Mark W. Smith (our Principal Financial Officer or “PFO”) and the three other most highly compensated executive officers in Fiscal 2006 (collectively, the “Named Executive Officers”).

Name and	Year	Salary ($)	Bonus ($)	Stock	Option	All Other	Total ($)
Principal				Awards(1)	Awards(2)	Compensation (3)
Position				($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Roy G. Krause,	2006	$568,269	$468,366	$7,438	$526,455	$3,516	$1,574,044
President and
Chief Executive
Officer (PEO)
Mark W. Smith,	2006	$321,923	$159,377	$(10,400)	$206,043	$540	$677,483
Senior Vice President
and Chief Financial
Officer (PFO)
William Grubbs,	2006	$328,846	$214,700	$173,872	$152,612	$118,769	$988,799
Executive Vice President
Byrne Mulrooney,	2006	$375,577	$174,286	$(33,887)	$288,840	$809	$805,625
President of Staffing
Services**
Lisa G. Iglesias,	2006	$253,654	$125,377	$(27,694)	$146,892	$540	$498,769
Senior Vice President,
General Counsel and
Secretary
____________________

**	Mr. Mulrooney’s employment with Spherion was terminated effective March 2, 2007.

(1)

These amounts are for grants of DSUs, which entitle the recipient to receive shares of Spherion common stock at a future date after the recipient has met service requirements or Spherion has met financial targets. The holder may elect to accept delivery of the common share underlying a DSU upon vesting or defer delivery until the future. Holders are not eligible to receive dividends on DSUs until receipt of the underlying common share. Amounts reported are based on the amount reported in Spherion Corporation’s financial statements for the fiscal year shown and are calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (FAS 123R). The majority of DSUs granted to management vest based upon attainment of performance criteria. Expense is accrued as long as it is more likely than not that the performance criteria will be met and amounts are reversed to income when these criteria are estimated to not be met. In Fiscal 2006, some amounts accrued in prior years were reversed to income.

(2)

Incentive stock options and non-qualified stock options are granted under the Spherion 2006 Stock Incentive Plan (the “2006 Plan”) and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant. The options granted to the Named Executive Officers in Fiscal 2006 have a ten-year term and become exercisable over a three-year period in cumulative increments of 33¹/³% per year beginning with the first anniversary of the date of grant. Amounts reported are based on the amount reported in Spherion Corporation’s financial statements in accordance with FAS 123R. We use the Black-Scholes-Merton model in calculating option expense and it is amortized over the vesting period of three years. The assumptions used relating to the Fiscal 2006 grants for the Named Executive Officers are based on the following: the expected volatility, risk-free rate of return, dividend yield and expected life which were 49.0%, 4.6%, 0%, and 4.2 years, respectively.

(3)

Except for Mr. Grubbs, as noted below in the Executive/Director Perks and Benefits Table, all other compensation is comprised of the imputed economic value of a death benefit provided by us for life insurance on each Named Executive Officer.

Executive/Director Perks and Benefits Table

				Total All Other
			Benefit Value	Compensation
Name	Year	Benefit Name	($)	($)
William Grubbs	2006	Reimbursed relocation expenses	$115,925	$118,769

     The tables that follow set forth information regarding grants of plan-based awards during Fiscal 2006, outstanding equity awards at fiscal year-end, options exercised and stock vested during Fiscal 2006 and nonqualified deferred compensation for each of our Named Executive Officers.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under			Estimated Future Payouts Under			All
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Other Stock	Exercise	Grant Date
								Awards:	or Base	Fair Value
								Number of	Price of	of Stock
								Securities	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	Options (#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)
Roy G. Krause	2/21/06	$33,443	$568,750	$1,137,500
	2/21/06				18,333	55,000	55,000			$553,850
	2/21/06							140,000	$10.07	$618,800
Mark W. Smith	2/21/06	$11,378	$193,500	$387,000
	2/21/06				5,333	16,000	16,000			$161,120
	2/21/06							50,000	$10.07	$221,000
William Grubbs	2/21/06	$11,760	$200,000	$400,000
	2/21/06				5,667	17,000	17,000			$171,190
	2/21/06							40,000	$10.07	$176,800
Bryne Mulrooney	2/21/06	$82,991	$282,188	$493,829
	2/21/06				7,333	22,000	22,000			$221,540
	2/21/06							70,000	$10.07	$309,400
Lisa G. Iglesias	2/21/06	$8,952	$152,250	$304,500
	2/21/06				3,333	10,000	10,000			$100,700
	2/21/06							35,000	$10.07	$154,700
____________________

(1)	Represents annual cash incentive plan, the actual payouts of which are shown in the “Bonus” column of the Summary Compensation table on page 9.

(2)	Represents awards of performance-based DSUs in Fiscal 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)				Stock Awards
					Number	Market	Equity	Equity
					of	Value of	Incentive	Incentive
					Shares	Shares or	Plan	Plan
					or Units	Units of	Awards:	Awards:
	Number of	Number of			of	Stock	Number	Market or
	Securities	Securities	Option	Option	Stock	That Have	of	Payout
Name	Underlying	Underlying	Exercise	Expiration	That	Not	Unearned	Value of
	Unexercised	Unexercised	Price	Date	Have	Vested	Shares,	Unearned
	Options (#)	Options (#)	($)		Not	($)	Units or	Shares,
	Exercisable	Unexercisable			Vested		Other	Units or
					(#) (2)		Rights	Other Rights
							That Have	That Have
							Not	Not Vested
							Vested (#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Roy G. Krause	93,750		$11.3125	10/06/2010			57,500(3)	$427,225
	93,750		$ 7.25	05/31/2011			56,000(4)	$416,080
	150,400		$ 7.95	08/09/2012			55,000(5)	$408,650
	125,000		$ 5.91	10/04/2012
	135,000		$ 9.99	12/18/2013
	46,333	92,667	$ 7.91	02/21/2015
		140,000	$ 10.07	02/21/2016
Mark W. Smith	22,500		$11.3125	10/06/2010	20,000	$148,600
	26,250		$ 7.25	05/31/2011			30,000(3)	$222,900
	29,436		$ 7.95	08/09/2012			22,000(4)	$163,460
	40,000		$ 5.91	10/04/2012			16,000(5)	$118,880
	70,000		$ 9.99	12/18/2013
	18,666	37,334	$ 7.91	02/21/2015
		50,000	$ 10.07	02/21/2016
William Grubbs	12,320	24,640	$ 9.03	11/15/2015	16,667	$123,836
		40,000	$ 10.07	02/21/2016			14,520(4)	$107,884
							17,000(5)	$126,310
Bryne Mulrooney	65,000		$ 6.72	08/12/2013			37,500(3)	$278,625
	87,500		$ 9.99	12/18/2013			28,000(4)	$208,040
	23,333	46,667	$ 7.91	02/21/2015			22,000(5)	$163,460
		70,000	$ 10.07	02/21/2016
Lisa G. Iglesias	15,000		$11.3125	10/06/2010			22,500(3)	$167,175
	22,500		$ 7.25	05/31/2011			16,000(4)	$118,880
	3,704		$ 7.95	08/09/2012			10,000(5)	$ 74,300
	30,000		$ 5.91	10/04/2012
	52,500		$ 9.99	12/18/2013
	13,333	26,667	$ 7.91	02/21/2015
		35,000	$ 10.07	02/21/2016
____________________

(1)

Incentive stock options and non-qualified stock options are granted under the 2006 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant. The options granted to the Named Executive Officers have a ten-year term. The options granted with an option expiration date of August 9, 2012 become exercisable over a two-year period in cumulative increments of 50% per year beginning with the first anniversary of the date of grant. All other options granted become exercisable over a three-year period in cumulative increments of 33¹/³% per year beginning with the first anniversary of the date of grant.

(2)	Mr. Smith received a grant of DSUs on March 19, 2003 that cliff vests seven years from the date of grant, but was subject to earlier vesting if Spherion met certain performance targets. Those targets were not met. Mr. Grubbs received a grant of DSUs on November 15, 2005, which was his date of hire, that vests 33 1/3% per year beginning with the first anniversary of the date of grant.

(3)	These DSUs had a cliff vesting date of March 31, 2007, based on Spherion Corporation meeting certain performance targets. With the exception of Mr. Mulrooney’s DSUs, 16.67% of the DSUs vested on that date for each recipient and the remaining shares were cancelled. As Mr. Mulrooney’s employment with the Company terminated prior to the vesting date, all of his unvested DSUs cancelled on his termination date.

(4)	These DSUs cliff vest on March 31, 2008 if Spherion Corporation meets certain performance targets.

(5)	These DSUs cliff vest on March 31, 2009 if Spherion Corporation meets certain performance targets.

Stock Vested During Fiscal 2006

	Stock Awards
	Number of	Value Realized
	Shares	on Vesting
	Acquired	($)
Name	on Vesting
	(#)
(a)	(d)	(e)
Roy G. Krause	23,981	$209,594 (1)
Mark W. Smith	11,991	$104,801 (2)
William Grubbs	8,333	$64,831
Bryne Mulrooney	0	0
Lisa G. Iglesias	0	0
____________________

(1)	Mr. Krause deferred receipt of these DSUs until the end of his employment with Spherion or ten years from vesting, whichever occurs first.

(2)	Mr. Smith deferred receipt of these DSUs until the end of his employment with Spherion.

Nonqualified Deferred Compensation

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings in	Withdrawals/	Balance
	in Last Fiscal	Last Fiscal	Distributions	at Last
Name	Year ($) (1)	Year ($) (2)	($) (3)	Fiscal Year
				End ($) (4)
(a)	(b)	(d)	(e)	(f)
Roy G. Krause	$327,479	$(81,641)	$261,250	$ 1,841,763
Mark W. Smith	$144,816	$(15,159)	$0	$ 666,967
William Grubbs	$0	$0	$0	$ 0
Byrne Mulrooney	$0	$0	$0	$ 0
Lisa G. Iglesias	$0	$(40,849)	$0	$ 132,138
____________________

(1)	Executive Contributions in the last fiscal year are comprised of contributions to the deferred compensation plan from salary and deferred receipt of vested DSUs equal to $117,885 and $209,594, respectively, for Mr. Krause and $40,015 and $104,801, respectively, for Mr. Smith.

(2)	Aggregate earnings in the last fiscal year include gains (losses) on deferred compensation plan investments and the change in fair value of vested deferred stock grants of $21,021 and $(102,662), respectively, for Mr. Krause; $46,607 and $(61,766), respectively, for Mr. Smith; and $(7,474) and $(33,375), respectively, for Ms. Iglesias.

(3)	Aggregate withdrawals or distributions include the receipt of a previously deferred vested DSU grant payout for Mr. Krause.

(4)	Aggregate balance at last fiscal year end includes a deferred compensation investment balance and a vested deferred stock balance of $1,616,634 and $225,129, respectively, for Mr. Krause; $449,706 and $217,261, respectively, for Mr. Smith; and $39,263 and $92,875, respectively, for Ms. Iglesias.

     Deferred Compensation Plan. The Company maintains a deferred compensation plan for highly compensated employees who are not eligible to participate in the Company’s 401(k) plan. As a staffing company which employs a large number of temporary workers, IRS regulations severely limit the amount an employee can earn and still participate in the 401(k). Consequently the only savings plan available to highly compensated employees is the Deferred Compensation Plan (“DCP”). This plan is not qualified under IRS guidelines and distributions to the employees are taxable income when received. The DCP allows the participant to defer from 1% to 50% of gross pay, excluding bonus payments, annually. Contributions are not required to be matched by the Company but the Company can elect to make matching contributions. No such matching contributions were made by the Company for Fiscal 2006 and have not been made for several years. Participant deferrals are held by the Company but are not guaranteed by the Company. The employee makes hypothetical investment elections in funds offered by T. Rowe Price and their DCP balance reflects investment gains and losses from these hypothetical investments. Participant balances are at risk for all market changes and all earnings and losses are based on external market data. The participant must elect the distribution method at the time they elect to participate in the plan and these can be changed annually but such changes only apply to subsequent deferrals. Messrs. Grubbs and Mulrooney did not participate in the DCP.

     Deferred Stock Plan. DSUs are granted pursuant to the Company’s Deferred Stock Plan. A DSU represents the right to receive a share of Common Stock in the future after meeting service requirements or financial targets. The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or to defer delivery until a designated time in the future. A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU once the DSU has vested. In July 2006, the Deferred Stock Plan was replaced with the 2006 Plan. For subsequent grants, DSUs will be granted pursuant to the 2006 Plan.

Potential Payments on Account of Retirement, Termination without Cause, Change in Control,
Death/Disability or Resignation

     The chart below describes the benefit plans that potentially become payable to a Named Executive Officer at, following, or in connection with any retirement, termination without cause, change in control, death/disability or resignation of or by a Named Executive Officer.

Plan	Retirement	Termination without Cause	Change In Control	Death/Disability	Resignation
DSUs	Unvested awards are forfeited.	Unvested awards are forfeited.	All awards vest.	Awards are paid based on actual performance for the entire performance period, pro-rated for the number of months active.	Unvested awards are forfeited.
2006 Stock Incentive Plan (options)	Vested options can be exercised for 90 days post-termination.	Vested options can be exercised for 90 days post-termination.	All options vest.	Vested options can be exercised for 1 year post-termination.	Vested options can be exercised for 90 days post-termination.

	Unvested options are forfeited.	Unvested options are forfeited.		Unvested options are forfeited.	Unvested options are forfeited.
Annual Incentive Plan (Bonus)	Termination prior to the payout date results in forfeiture of bonus.	Termination prior to the end of the year results in forfeiture of bonus.	Termination prior to the end of the year results in forfeiture of bonus.	Termination prior to the end of the year results in forfeiture of bonus.	Termination prior to the payout date results in forfeiture of bonus.

		Termination after year-end but before payout results in payment of bonus.	Termination after year-end but before payout results in payment of bonus.	Termination after year-end but before payout results in payment of bonus.
Deferred Compensation Plan (DCP)	100% vesting occurs at age 65.	Any unvested amounts are forfeited.	Any unvested amounts are forfeited.	100% vesting.	Any unvested amounts are forfeited.

	Vested amounts are paid out.	Vested amounts are paid out.	Vested amounts are paid out.	Vested amounts are paid out.	Vested amounts are paid out.
Cash separation payments under Employment Agreement or Change in Control Agreement	None.	For all Named Executive Officers except the Chief Executive Officer, executive’s annual base salary plus a pro-rated annual incentive award target for the year of termination. For the Chief Executive Officer, three times the executive’s base salary and a pro-rated annual incentive award target for the year of termination.	For all Named Executive Officers except the Chief Executive Officer, two times the sum of executive’s annual base salary plus annual incentive award target for the year of termination; Health and welfare benefits continue for 24 months. For the Chief Executive Officer, three times the sum of executive’s annual base salary plus annual incentive award target for the year of termination; Health and welfare benefits continue for 36 months; separation payment is grossed up for Section 280G excise tax.	Pro-rated annual incentive award target for year of death or disability.	None.

Estimated Potential Incremental Cash Payments Due to Event Prior to Annual
Incentive Pro-Ration and as of December 31, 2006

		Termination
Name	Retirement	without Cause	Change In Control		Death/Disability	Resignation
Roy G. Krause	$ 0	$ 2,300,000	$5,176,769	(1)	$ 575,000	$ 0
Mark W. Smith	$ 0	$ 528,000	$1,056,000		$ 198,000	$ 0
William Grubbs	$ 0	$ 560,000	$1,120,000		$ 210,000	$ 0
Byrne Mulrooney	$ 0	$ 673,750	$1,347,500		$ 288,750	$ 0
Lisa Iglesias	$ 0	$ 408,000	$ 816,000		$ 153,000	$ 0
____________________

(1)	The calculation for Change In Control includes a provision for Section 280(G) excise tax and related gross up for Mr. Krause of $1,726,769.

     Byrne Mulrooney served as our President, Staffing Services during Fiscal 2006. His employment with us terminated in March 2007. Mr. Mulrooney’s former employment agreement, the form of which is filed as an exhibit to our Form 10-K for the fiscal year ended January 1, 2006, provided him certain benefits upon his termination. Mr. Mulrooney received a $578,563 cash severance payment in March 2007. In addition, Mr. Mulrooney agreed to certain non-competition, non-disparagement and confidentiality provisions as well as a full release and settlement of any and all claims against Spherion. The full text of Mr. Mulrooney’s separation agreement will be available as an exhibit to our Form 10-Q for the fiscal quarter ended April 1, 2007.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and based on these interactions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report or Form 10-K, as applicable, and the Company’s proxy statement.

BY THE 2006 COMPENSATION COMMITTEE,

Anne Szostak, Chairperson
James J. Forese
J. Ian Morrison
A. Michael Victory

Compensation Discussion and Analysis

     The Compensation Discussion and Analysis describes and analyzes the material elements of our compensation policies and decisions with respect to the Named Executive Officers during 2006.

Compensation Philosophy

     The compensation program is designed to contribute to our viability and long-term success by meeting the following objectives:

  To attract, retain and motivate experienced and competent executives and professionals who are performance-oriented;

  To reinforce a commitment to take action that will contribute to our long-term success; and

  To encourage ownership of our Common Stock so that management’s long-term financial interests are closely linked with the long-term interests of our stockholders.

     Spherion management and the Compensation Committee of the Board of Directors believe strongly in pay for performance. Rewards to senior management are tied closely to Company performance, while mindful of executive talent practices used by our competitors. Our guiding philosophy for compensation is to provide a performance-driven, market competitive total pay package for executive management.

     Total compensation is targeted at the market median, with a greater emphasis on annual and long-term incentive compensation based on the achievement of business growth and challenging performance targets.

     Spherion’s executive reward package encompasses base salary, annual incentives, long-term incentive awards, and access to mainstream benefits. No additional perquisites are provided to Spherion executives. For the CEO, the targeted allocation of pay components ranges approximately from 25% to 30% for base salary, from 25% to 30% for annual incentives, and from 45% to 50% for long-term incentives.

Benchmarking

     Spherion has compared its compensation to competitive firms consistently for several years. In January 2006, an internal executive compensation review was conducted for the senior officers utilizing publicly available information and survey data. Information from Spherion’s similarly sized competitors for talent in the staffing and recruiting industry and from a broader similar-sized company list based on revenue and number of staff associates, was utilized to determine a market competitive package for key executives. The staffing and recruiting comparator group companies are shown below:

Administaff	Hudson Highland Group	MPS Group Inc.
CDI Corporation	Kelly Services Inc.	On Assignment Inc.
Ciber Inc.	Kforce Inc.	Resource Connection Inc.
Robert Half International	Labor Ready, Inc.	Volt Information Services Inc.
Hall Kinion & Associates	Manpower Inc.

     We define the “market” as the size-adjusted 50th percentile of the data, with a focus on target pay opportunities, not actual plan payouts. We provide target pay opportunities approximately at market and design our incentive plans to pay significantly more or less than the target amount as results warrant. As a result, actual payouts should be market-appropriate given our performance for that year or period.

     Pay decisions are made based on a combination of market data, internal equity, individual performance, and Company performance. The Compensation Committee determines pay for all of the Named Executive Officers. In the case of the CEO, the Compensation Committee makes the decisions in consultation with the other independent members of the Board of Directors after a review of the CEO’s performance.

Base Salaries

     Competitive base salaries are necessary to recruit and retain our executives, as with any other employee. As a result, in 2006, base salaries were increased for Messrs. Krause, Smith and Mulrooney and Ms. Iglesias to bring them in line with competitive levels shown in our compensation analysis. The amount of the increase was 4.5% or less for Mr. Krause and Ms. Iglesias. The salary increase for Mr. Smith was 10% based on data showing his pay to be below the market for a Chief Financial Officer in our industry. Mr. Mulrooney also received a 10% salary increase to reflect his role as division president. Mr. Grubbs’ base salary was increased by $50,000 during the year to recognize his additional responsibilities in performing two key roles, as Chief Marketing and Development Officer and acting President of the Professional Services Group.

Annual Incentives

     In General

     Our annual incentive plan rewards executives for achievement of specified goals for key financial measures, which should lead to increased shareholder value. The plan reinforces the need for profitable growth.

     How Amounts are Determined

     The ranges of award opportunities for the Named Executive Officers are shown in the Grants of Plan-Based Awards table. During 2006, based on the executive compensation review, Mr. Krause’s target annual incentive was increased to 100% of base salary for 2006 from 90% of base salary. This increased annual incentive opportunity provided greater differentiation for the CEO role from the rest of the senior management team and, based on proxy data for our industry, was more competitive with peer CEOs.

     The 2006 annual incentive opportunity was conditioned on achievement of the following metrics, primarily Earnings per Share, which is a key indicator of our success.

Executive	EPS	Line of Business Performance (1)
Roy G. Krause	100%
Mark W. Smith	100%
William Grubbs	100%
Byrne Mulrooney	75%	25%
Lisa G. Iglesias	100%
____________________

(1)	Line of Business Performance is a measure of the growth of gross profit compared to the growth of expenses. We have not disclosed the numerical goals for that measure or for EPS in order to prevent competitive harm.

     2006 Payout

     At the February 19, 2007 Compensation Committee meeting, cash incentive payments relating to Fiscal 2006 performance were approved in accordance with the plan terms. These are shown in the Bonus column of the Summary Compensation Table on page 9. The award for Mr. Grubbs included an additional $50,000 based on his performance during his interim assignment as leader of the Professional Services Group and was approved by the Compensation Committee.

     2007 Program Modifications

     For 2007, the plan was modified such that corporate executives will be rewarded based 85% on EPS and 15% on their contribution to core values of the Company. This provides greater ability to the Committee to differentiate awards based on individual performance.

Long-term Incentives

     In General

     Long-term incentives were awarded in two forms to senior management in 2006: stock options and performance-based DSUs, with approximately 50% of the targeted value allocated to each. This mix balances the goals of rewarding for increasing the stock price and driving the long-term financial success of the Company.

     Timing of Grants

     Grants are typically made to existing management at the February meeting of the Compensation Committee each year. Stock option grant amounts were discussed at the January 2006 Compensation Committee meeting and finalized and granted on February 21, 2006, the date of a subsequent Board of Directors meeting. As is the Company’s usual practice, the grant strike price was set as the closing price on the day of the grant. While the CEO participated in setting the date of the Board of Directors meeting several months in advance, no member of senior management influenced the timing of the grant date and the setting of the meeting was not made so as to time option grants in coordination with the release of material non-public information.

     How Amounts Were Determined

     The targeted long-term incentive values were based on percentage of total cash guidelines developed using peer group data and with the support of information provided by Frederic W. Cook & Co., Inc. We target the size-adjusted market median for long-term incentive opportunities, but determine actual award sizes using assumptions that result in total opportunity lower than market in order to ensure that programs are affordable. Stock options were valued utilizing the Black-Scholes-Merton methodology. DSUs are valued at the Company’s closing stock price on the date of grant.

     Program Design

     Stock options granted in 2006 had a ten-year term and vested over a three-year period in cumulative increments of 33¹/³% per year beginning with the first anniversary of the grant date. Our forms of stock option agreement and all forms of our deferred stock agreement are exhibits to our Form 10-K for the fiscal year ended December 31, 2006.

     DSUs granted in 2006 will cliff vest in proportions based on revenue growth and return on capital performance relative to Spherion’s peers over a three-year period. Recipients must be employed on the vesting date to receive the shares. Because awards are denominated in shares of Company stock, the value of the grants realized by participants is affected by stock price changes during the performance and vesting period.

     2007 Program Modifications

     For 2007, stock options granted had a 7-year term instead of a 10-year term. DSU awards made in 2007 measure EPS performance against goals, rather than peers, over a one-year period rather than a three-year period, and once the goal is achieved, vest over the remaining two years.

Stock Ownership

     Spherion implemented formal stock ownership guidelines for our senior executive officers at the beginning of 2006. These guidelines are intended to align executive focus and direction with stockholder interests. The President and Chief Executive Officer is expected to hold Common Stock in an amount equal to two times his annual base salary. Other Named Executive Officers are expected to hold Common Stock in an amount equal to one time their annual base salary. Senior executive officers have four years to comply with the guidelines.

     The Company maintains the following policies regarding security ownership and the hedging of the economic risk of such ownership for the Named Executive Officers:

  Prohibition on trading in the Company’s securities during pre-established “closed window” periods;

  Prohibition on trading in the Company’s securities during “open window” periods if in possession of material nonpublic information;

  Prohibition on trading in the Company’s securities on a short-term basis as described in the Securities and Exchange Commission’s “short-swing profits” rules;

  Prohibition on “short” sales of the Company’s securities;

  Prohibition on trading in puts, calls, futures contracts or other forms of derivative securities relating to the Company’s securities; and

  All transactions involving the Company’s securities must be pre-approved by designated personnel.

Employment Agreements and Change in Control Agreements

     In General

     We have Employment Agreements and Change in Control Agreements for all of  the Named Executive Officers. The Employment Agreements provide a competitive level of benefits to the Named Executive Officers in return for several provisions benefiting the Company. The Change in Control Agreements exist to ensure management makes decisions in the best interests of the shareholders in the event of a potential Change In Control. The  Employment Agreements and the Change in Control Agreements for Messrs. Krause, Smith and Grubbs and Ms. Iglesias, are exhibits to our Form 10-K for the fiscal year ended December 31, 2006. Mr. Mulrooney’s employment with Spherion terminated in March 2007.

     Employment Agreements

     We entered into employment agreements with Mr. Krause in May 2001 as amended through March 2005, and with Messrs. Smith and Mulrooney and Ms. Iglesias in November 2003, as amended through March 2005. Mr. Grubbs entered into an agreement in February 2006, as amended through February 2007. The employment agreements provide for employment at will and, accordingly, may be terminated by either party thereto at any time for any reason. However, if we terminate the executive without “cause” (as such term is defined in the agreements), the executive would receive a cash severance payment, payable in a lump sum, in an amount equal to: (i) in the case of Mr. Krause, three times his annual base salary, plus his prorated target annual incentive payment; and (ii) in the case of Messrs. Smith, Grubbs and Mulrooney and Ms. Iglesias, the executive’s annual base salary plus a prorated target annual incentive payment.

     Change in Control Agreements

     We also entered into Change in Control Agreements (the “CIC Agreements”) with Mr. Krause in May 2001 as amended through March 2005, and with Messrs. Smith and Mulrooney and Ms. Iglesias in November 2003, as amended through March 2005. Mr. Grubbs entered into an agreement in February 2006, as amended through February 2007. The CIC Agreements provide for certain benefits to be paid upon the occurrence of a Change in Control (as defined in the CIC Agreements), including the vesting of stock options and DSUs and certain specified severance payments in the event that the employment of such executive is terminated within 2 years following a Change in Control. Such severance includes a lump sum cash payment in an amount equal to: (i) three times the sum of the executive’s annual salary plus the target annual incentive payment, in the case of Mr. Krause and (ii) two times the sum of the executive’s annual salary plus the target annual incentive payment, in the case of Messrs. Smith, Grubbs and Mulrooney and Ms. Iglesias. Mr. Krause’s agreement contains a provision to provide him with a gross-up payment for any excise tax imposed under Internal Revenue Code Section 280G as a result of a CIC.

Retirement and Savings Plans

     The Named Executive Officers are not eligible to participate in the Spherion 401(k) Plan. They are eligible to participate in the Spherion Deferred Compensation Plan. This Deferred Compensation Plan represents the sole savings vehicle available to the Named Executive Officers. Investment choices utilize market-based returns. These market-based returns are credited to the Named Executive Officer’s notional deferred compensation account. No match was awarded to plan participants in 2006. No other qualified or nonqualified retirement plan exists at Spherion. All employees, including the Named Executive Officers, employed for at least six months may purchase Spherion stock at a 15% discount to the market through the Spherion Employee Stock Purchase Plan, an Internal Revenue Code Section 423 Plan.

Health and Welfare Plans

     The Named Executive Officers are eligible for the same health and welfare benefits at the same employee contribution rates as other staff associates in the Company.

Perquisites

     No additional perquisites are provided to the Named Executive Officers.

AUDIT-RELATED MATTERS

Audit Committee Report

     The following Report of the Audit Committee of the Board of Directors (the “Audit Committee”) of Spherion does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Spherion filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Spherion specifically incorporates this Report by reference therein.

     The Audit Committee’s purpose is to assist the Board of Directors’ oversight of:

  The integrity of our financial statements;

  The integrity of our financial reporting process and systems of internal controls regarding finance and accounting;

  Our compliance with legal and regulatory requirements;

  The independent auditors’ qualifications, independence and performance;

  The performance of our internal audit function; and

  Communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     A more detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out is contained in the Audit Committee’s charter which is available on our website at www.spherion.com under the Corporate Governance tab found in the Investor Relations section. A copy of the Audit Committee’s charter is also attached to this proxy statement as Appendix A.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held twelve meetings during Fiscal 2006. The Audit Committee regularly meets in executive sessions with our independent auditors and with our internal auditors, in each case without the presence of our management.

     The members of the Audit Committee during Fiscal 2006 were William F. Evans (Chairman), James J. Forese and David R. Parker. Each member of the Audit Committee has certified that he is independent from us as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards and Chairman William F. Evans has been designated by the Board as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors, Deloitte & Touche LLP, a formal written statement describing all relationships between the auditors and Spherion that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees;” discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of our internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2007.

Date: April 5, 2007

BY THE 2006 AUDIT COMMITTEE, William F. Evans, Chairman James J. Forese David R. Parker

Audit and Non-Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for professional services rendered for Fiscal 2006 and 2005 are set forth below:

	Fiscal 2006	Fiscal 2005
Audit fees	$ 1,342,000	$ 1,282,000
Audit-related fees	114,000	125,600
Tax fees*	329,000	175,600
Other fees	5,000	28,100
Total fees	$ 1,790,000	$ 1,611,300
____________________

*	In Fiscal 2006 and Fiscal 2005, tax fees include $86,000 and $146,100, respectively, for tax compliance and preparation; the remaining tax fees are related to tax planning and advice.

     Audit-related fees for both years include statutory audit fees. Tax fees for 2006 include consultation fees associated with the adoption of new accounting standards. The Audit Committee has considered and has agreed that the provision of services as described above are compatible with maintaining Deloitte’s independence.

Pre-Approval Policies and Procedures

     The Audit Committee pre-approves the engagement of the independent auditor for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services. However, the Audit Committee has delegated pre-approval authority to Mr. Evans, as Audit Committee Chairperson, for circumstances when it is impractical to hold a meeting of the full Audit Committee. In the event that Mr. Evans pre-approves an engagement, he is then required to report the pre-approval to the full Audit Committee at the next regularly scheduled Audit Committee meeting.

     All non-audit services performed by our independent auditor during Fiscal 2006 were pre-approved by the Audit Committee in accordance with its policy and procedures, and the Audit Committee concluded that the provision of such services by our independent auditor is compatible with maintaining its independence.

ITEMS TO BE VOTED ON

Item 1 - Election of Directors

     Our Restated Certificate of Incorporation and Restated By-laws provide that the number of directors needed to constitute the Board of Directors shall be nine unless otherwise fixed by a resolution adopted by a majority of the entire Board. The Restated Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. Members of each class of the Board of Directors are elected for a term of three years, and the term of office of one class of directors expires at each annual meeting of stockholders. In October 2006, the Board of Directors increased the size of the Board from eight members to nine members and appointed Barbara Pellow as a Class I director.

     Our Restated By-Laws provide that directors appointed by the Board must stand for election at the next annual meeting after the Board’s appointment. Therefore, at the 2007 Annual Meeting of Stockholders, one Class I director will be elected to hold office for 2 years and three Class II directors will be elected to hold office for three years, or in each case, until their respective successors are duly elected and qualified. Barbara Pellow has been nominated for election as a Class I director and she is currently serving as a Class I director. Steven S. Elbaum, David R. Parker and Anne Szostak have been nominated for election as Class II directors and each of them are currently serving as Class II directors. The shares voted by proxies solicited by the Board will be voted for the election of Ms. Pellow, Messrs. Elbaum and Parker and Ms. Szostak unless authority to do so is withheld as provided in the Proxy Card. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

Directors Standing for Election

Name and Age	Principal Occupation and Directorships
NOMINEE FOR CLASS I (term expiring in 2009)

Barbara Pellow (52)

Director of Spherion since October 2006. Managing Partner, Pellow and Partners, LLC, a marketing and consulting firm, since February 2006. Chief Marketing Officer, Kodak Graphic Communications Group, from April 2004 until February 2006. Administrative Chair, Rochester Institute of Technology, School of Print Media, from August 2001 until May 2004.

NOMINEES FOR CLASS II (term expiring in 2010)

Steven S. Elbaum (58)

Chairman of Spherion since April 2001 and Director of Spherion since May 1996. Director of Brandon Systems Corporation, a technology staffing company purchased by Spherion, from January 1987 until May 1996. Chairman and Chief Executive Officer of The Alpine Group, Inc., an investment holding company, since June 1984. Chairman of Superior Telecom Inc., a wire and cable manufacturer from October 1996 to November 2003 and Chief Executive Officer from October 1996 until December 2002. Superior Telecom Inc. filed a voluntary petition under the federal bankruptcy laws in March 2003 and was discharged and reorganized effective November 2003. Director of Vestaur Securities, Inc., a closed-end investment company, from March 1999 until May 2005. Chairman of Superior Cables Ltd., an Israeli public company and producer of medium and high voltage power cable, since May 1998. Chairman of Wolverine Tube, Inc., a global producer of copper tubing and components, since February 2007.

Name and Age	Principal Occupation and Directorships
David R. Parker (63)

Director of Spherion since February 2003. Chief Operating Officer, The Archstone Partnerships, a fund of funds manager, since January 2005. Managing Director of The Archstone Partnerships, from February 2003 until January 2005. Managing Partner of Interprise Technology Partners, L.P., a technology and Internet-focused venture capital firm, from January 1999 to February 2003. Director, Applied Graphics Technologies from May 1998 until October 2003. Director, Tupperware Corporation since March 1997.

Anne Szostak (56)

Director of Spherion since March 2005. President and Chief Executive Officer, Szostak Partners, a consulting firm that advises CEOs on strategic and human resource issues, since November 2005. Executive Vice President and Corporate Director of Human Resources, FleetBoston Financial Corporation from October 1998 until May 2004. Chairperson and Chief Executive Officer, Fleet Bank of Rhode Island, a unit of FleetBoston Financial Corporation, from October 2001 until January 2004. Director, Tupperware Corporation since August 2000. Director, Belo Corporation, a media company, since October 2004. Director, ChoicePoint, a provider of information and technology solutions, since December 2005.

CONTINUING DIRECTORS - CLASS III (term expiring in 2008)

James J. Forese (71)

Director of Spherion since February 2003. Operating Partner and Chief Operating Officer, Thayer Capital Partners, a private equity investment firm, since July 2003. Chairman of the Board of IKON Office Solutions, Inc., an independent distributor of office equipment and document management services (“IKON”) from 2000 to February 2003. President and Chief Executive Officer of IKON from 1998 through 2002. Director, Anheuser-Busch Companies, Inc., a beverage company, since April 2003. Director, BFI Canada Income Fund, a waste management company, since January 2004. Director, Suntron Corporation, a manufacturing company, since April 2004.

J. Ian Morrison (54)	Director of Spherion since August 1993. Consultant and President Emeritus, Institute for the Future, a non-profit research and consulting firm, since August 1996.

A. Michael Victory (72)

Director of Spherion since August 1980. President of AMEC Capital, Inc., an investment banking and venture capital firm, since September 1996. President and Chief Executive Officer of Demeter Systems LLC, a research and development company with energy efficient products and technologies for companies in energy-related industries, from March 2005 until December 2005.

CONTINUING DIRECTORS - CLASS I (term expiring in 2009)

William F. Evans (59)

Director of Spherion since August 1993. Executive Vice President and Chief Financial Officer, Witness Systems, Inc., a global provider of workforce optimization software and services, since May 2002. Consultant from January 2001 through May 2002.

Name and Age	Principal Occupation and Directorships
Roy G. Krause (60)

Director of Spherion since October 2004. President and Chief Executive Officer of Spherion since October 2004; President and Chief Operating Officer of Spherion from July 2003 to October 2004; Executive Vice President and Chief Financial Officer of Spherion from October 1995 to July 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR AND “FOR” EACH OF THE NOMINEES FOR CLASS II DIRECTOR. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” ALL THE NOMINEES.

Item 2 - Ratification of Appointment of Auditors

     The Audit Committee of our Board of Directors has recommended the appointment of Deloitte & Touche LLP as our independent auditor for the 2007 fiscal year. Services provided to us and our subsidiaries by Deloitte & Touche LLP in Fiscal 2006 are described under “Audit and Non-Audit Fees” on page 22. Deloitte & Touche LLP audited our accounts for Fiscal 2006. Our Audit Committee considers Deloitte & Touche LLP to be well qualified. The Audit Committee is responsible for the appointment, oversight and termination of our independent auditor. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter. If the appointment of Deloitte & Touche LLP as our independent auditor is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte & Touche LLP. Also, even if the appointment of Deloitte & Touche LLP as our independent auditor is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Representatives of Deloitte & Touche LLP plan to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” THIS PROPOSAL.

Other Matters

     The Board of Directors knows of no other matters which will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

OTHER INFORMATION

Stock Ownership

     Based on a review of filings with the Securities and Exchange Commission, the following represents each person known to us to be the beneficial owner of more than five percent of the Common Stock (footnotes begin on the following page):

	Shares of Common
Name of Beneficial Owner and Address	Stock Beneficially Owned (1)	Percent of Class
Dimensional Fund Advisors LP. (2)	5,324,161	9.41%
1299 Ocean Avenue
Santa Monica, California 90401

Goldman Sachs Asset Management, L.P. (3)	4,203,402	7.4%
32 Old Slip
New York, New York 10005

Hotchkis and Wiley Capital Management, LLC (4)	3,607,200	6.4%
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017

Daruma Asset Management, Inc. (5)	See note 5 below	See note 5 below
80 West 40th Street, 9th Floor
New York, New York 10018

Donald Smith & Co., Inc. (6)	3,471,914	6.14%
152 West 57th Street
New York, New York 10019

Barclays (7)	3,248,707	5.74%
45 Fremont Street
San Francisco, California 94105

     The following table sets forth the beneficial ownership of our Common Stock as of March 1, 2007 by each of the Named Executive Officers in the Summary Compensation Table on page 9 and all of our continuing directors and nominees to the Board of Directors, as well as the directors and executive officers as a group. The determinations of beneficial ownership by our directors and executive officers of the Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined.

	Shares of Common Stock	Percent of Class
Name of Beneficial Owner	Beneficially Owned (1)	if more than 1%
Roy G. Krause (8)	988,403	1.75%
Mark W. Smith (9)	313,334	*
Byrne Mulrooney (10)	228,751	*
Lisa G. Iglesias (11)	184,155	*
William Grubbs (12)	35,176	*
Steven S. Elbaum (13)	198,895	*
J. Ian Morrison (14)	78,366	*
William F. Evans (15)	75,748	*
A. Michael Victory (16)	74,948	*
David R. Parker (17)	35,514	*
James J. Forese (18)	35,463	*
Anne Szostak (19)	17,576	*
Barbara Pellow	1,000	*
Directors and Executive Officers as a group (14 persons) (20)	2,267,329	4.01%

____________________

*	Indicates less than 1.0%

(1)	Unless otherwise indicated in the notes to this table, the stockholders listed in the table have sole voting and dispositive power with respect to shares beneficially owned by them. DSUs have been granted to certain of our directors and executive officers. A DSU represents the right to receive a share of Common Stock in the future after meeting service requirements or financial targets. Included in the shares beneficially owned by the stockholders are DSUs that have vested. The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or to defer delivery until a designated time in the future. A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU once the DSU has vested.

(2)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2007 and February 9, 2007, Dimensional Fund Advisors LP is the beneficial owner of 5,324,161 shares of the Common Stock or 9.41% of shares outstanding (as manager for a variety of funds that own such shares), which shares were acquired for investment purposes by such investment adviser for certain of its clients. Dimensional Fund Advisors LP asserts sole voting power and sole dispositive power as to all 5,324,161 shares.

(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007, Goldman Sachs Asset Management, L.P. is the beneficial owner of 4,203,402 shares of the Common Stock or 7.4% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Goldman Sachs Asset Management, L.P. asserts sole voting power as to 3,723,799 of the shares and sole dispositive power as to all 4,203,402 shares.

(4)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, Hotchkis and Wiley Capital Management, LLC is the beneficial owner of 3,607,200 shares of the Common Stock or 6.4% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Hotchkis and Wiley Capital Management, LLC asserts sole voting power as to 2,387,000 of the shares and sole dispositive power as to all 3,607,200 shares.

(5)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2007, Daruma Asset Management, Inc. and its principal shareholder, Mariko O. Gordon, disclaim beneficial ownership of 3,543,300 shares of the Common Stock, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Daruma Asset Management, Inc. asserts “sole investment discretion” over all 3,543,300 shares, but disclaims sole voting power and sole dispositive power as to all of these shares.

(6)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, Donald Smith & Co., Inc. is the beneficial owner of 3,471,914 shares of the Common Stock or 6.14% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Donald Smith & Co., Inc. asserts sole voting power as to 2,422,114 of the shares and sole dispositive power as to all 3,471,914 shares.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, Barclays Global Investors, NA is the beneficial owner of 1,451,250 shares of the Common Stock or 2.57% of shares outstanding, Barclays Global Fund Advisors is the beneficial owner of 1,761,413 shares of Common Stock or 3.11% of shares outstanding and Barclays Global Investors, Ltd is the beneficial owner of 36,044 shares of the Common Stock or 0.06% of shares outstanding for a combined total of 3,248,707 shares or 5.74% of shares outstanding, which shares were acquired for investment purposes by such investment advisers for certain of their clients. Barclays Global Investors, NA asserts sole voting power as to 1,192,715 shares and sole dispositive power as to all 1,451,250 shares. Barclays Global Fund Advisors asserts sole voting power and sole dispositive power as to all 1,761,413 shares. Barclays Global Investors, Ltd asserts sole voting power and sole dispositive power as to all 36,044 shares.

(8)	Includes 737,232 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 39,886 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the Spherion Deferred Stock Plan (the “DSU Plan”). Also includes 49,870 shares of Common Stock held by Mr. Krause pursuant to the Spherion Deferred Compensation Plan (the “DCP”). Those employees holding shares of Common Stock pursuant to the DCP have no voting power for those shares but do have dispositive power.

(9)	Includes 242,185 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 34,242 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 1,997 shares of Common Stock held by Mr. Smith pursuant to the DCP. Mr. Smith maintains a margin loan of approximately $25,000 that is secured by the assets held in a brokerage account containing Spherion Common Stock, among other securities.

(10)	Includes 222,499 shares of Common Stock deemed to be beneficially owned by Mr. Mulrooney by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 6,252 shares of Common Stock deemed to be beneficially owned by Mr. Mulrooney by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Mr. Mulrooney’s employment with Spherion ended on March 2, 2007.

(11)	Includes 162,036 shares of Common Stock deemed to be beneficially owned by Ms. Iglesias by reason of her right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to her pursuant to the 2006 Plan and its predecessor plans and 16,251 shares of Common Stock deemed to be beneficially owned by Ms. Iglesias by reason of her right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 3,524 shares of Common Stock held by Ms. Iglesias pursuant to the DCP.

(12)	Includes 25,653 shares of Common Stock deemed to be beneficially owned by Mr. Grubbs by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans.

(13)	Includes 90,111 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 77,238 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(14)	Includes 47,738 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 20,494 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(15)	Includes 47,738 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 20,494 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(16)	Includes 47,738 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 7,576 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(17)	Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Parker by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 17,627 shares of Common Stock deemed to be beneficially owned by Mr. Parker by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(18)	Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Forese by reason of his right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 15,463 shares of Common Stock deemed to be beneficially owned by Mr. Forese by reason of his right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(19)	Includes 7,576 shares of Common Stock deemed to be beneficially owned by Ms. Szostak by reason of her right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(20)	Includes an aggregate of 1,632,930 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 1, 2007 through the exercise of stock options granted to them pursuant to the 2006 Plan and its predecessor plans and 263,099 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 1, 2007 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 55,391 shares of Common Stock held by our executive officers pursuant to the DCP.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership of the Common Stock on Form 3 and reports of changes in beneficial ownership of the Common Stock on Form 4 or Form 5. Such persons are also required to furnish us with copies of all such reports filed. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to Fiscal 2006, as well as any written representations furnished to us that no other reports were required, we believe that, during Fiscal 2006, all Section 16(a) filing requirements applicable to such persons were timely filed.

Proxy Solicitation Costs

     In addition to soliciting proxies by mail, certain of our employees may also solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. We will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for customary costs of forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of this solicitation.

Reduce Duplicate Mailings

     The Securities and Exchange Commission rules permit companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or voting instruction card.

     If you are currently receiving multiple sets of Annual Meeting materials and wish only to receive one set, please make sure to choose that option on your Proxy Card when voting. If you own your shares in “street name,” you can request householding by calling or writing your brokerage firm, bank or other nominee.

     Certain of our stockholders whose shares are held in “street name” and who have consented to householding will receive only one set of our Annual Meeting materials per household this year. If your household received a single set of our Annual Meeting materials this year, you can request to receive additional copies of these materials by calling or writing your brokerage firm, bank or other nominee. Additionally, you may also contact us to receive additional Annual Meeting materials or to request that we cease householding your Annual Meeting materials by writing to the attention of Investor Relations at Spherion Corporation, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309 or by calling 954-308-7600.

Additional Information

     The Annual Report to our Stockholders for fiscal year ended December 31, 2006 (the “Annual Report”), and the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) are being mailed concurrently with this Proxy Statement to all stockholders of record as of March 23, 2007. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report and the Form 10-K so that such record holders could supply such material to beneficial owners as of March 23, 2007. A copy of our Form 10-K, our Governance Principles, each of the Charters of our Committees of the Board of Directors, and our Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers, will be available without charge upon written request to:

     Teri L. Miller
     Investor Relations
     Spherion Corporation
     2050 Spectrum Boulevard
     Fort Lauderdale, Florida 33309

April 5, 2007	BY ORDER OF THE BOARD OF DIRECTORS, LISA G. IGLESIAS Secretary

APPENDIX A

SPHERION CORPORATION
Charter of the Audit Committee of the Board of Directors
(As of January 2007)

I. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors of Spherion Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities.

     The Audit Committee’s purpose is to assist Board of Directors’ oversight of:

  The integrity of the Company’s financial statements;

  The integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting;

  The Company’s compliance with legal and regulatory requirements;

  The independent auditors’ qualifications, independence and performance;

  The performance of the Company’s internal audit function; and

  Communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain special legal, accounting, or other consultants or experts (collectively, “Advisors”) it deems necessary in the performance of its duties. The Company shall provide funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors (ii) compensation to any Advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out is duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the New York Stock Exchange (“NYSE”). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” and financially literate in accordance with NYSE rules. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment in accordance with NYSE rules, sufficient to be considered an “audit committee financial expert” as defined by Item 407 of Regulation S-K under the Securities Exchange Act of 1934. In addition, the Audit Committee shall satisfy the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

     Audit Committee members shall be appointed by the Board of Directors and may be removed by the Board of Directors at any time. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet separately and periodically (at least annually) with management, the director of the internal auditing department, and the independent auditors, and in executive session as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

     The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those statements.

     In carrying out these responsibilities, the Audit Committee will be responsible for the following:

     Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

2.	Evaluate the Audit Committee’s performance annually and recommend any changes to the Board of Directors for approval.

3.	Review and discuss the audited financial statements, including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to be contained in the annual report on Form 10-K and annual shareholders report with management and the independent auditors to determine that the independent auditors are satisfied with the content and disclosure of the financial statements, and recommend to the Board that the Company’s audited financial statements be included in the Form 10-K.

4.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls and the Company’s system to monitor and manage business risk and ethical and legal regulatory compliance programs, and elicit any recommendations for the improvement of such controls and systems or particular areas where new or more detailed controls or systems are desirable. Discuss policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

5.	Review and discuss the interim financial statements, including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors and discuss the results of the independent auditors’ review of the Company’s interim financial information. In addition, the Audit Committee shall discuss with the independent auditors other matters required to be communicated by the independent auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information in the Company’s Form 10-Q. The chair of the Audit Committee may represent the entire Committee for purposes of this review.

6.	Review annually with financial management and the Company’s independent auditors, (i) any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements; (ii) the Company’s accounting policies in light of the Company’s current operations and current GAAP and Securities and Exchange Commission rules and regulations, (iii) any major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles; and (iv) the effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the financial statements of the Company.

7.	Review, in conjunction with management, the Company’s policies generally with respect to its earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information.

     Independent Auditors

8.	The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, replace the independent auditors. The Audit Committee is authorized to resolve any disagreements between management and the independent auditors regarding the Company’s financial reporting.

9.	Annually evaluate the qualifications and performance of the independent auditors. As part of such evaluation, at least annually, the Audit Committee shall obtain and review a report from the independent auditors describing the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company. The Audit Committee will present the conclusions of its review of the independent auditors to the Board.

10.	Pre-approve all audit and non-audit fees to be paid to the independent auditors in accordance with the Audit Committee’s Pre-Approval Policy before the auditors are engaged to render any such services. The Audit Committee has delegated authority to the Chairperson to act on behalf of the Audit Committee, in between Audit Committee meetings, in evaluating and pre-approving the Company’s engagement of its independent auditor for any audit or other non-prohibited service that the Chairperson deems advisable under the circumstances.

11.	Review and discuss with the Company’s independent auditors the written disclosures regarding the auditors’ independence in accordance with Independence Standards Board Standard No. 1. Based upon this review and discussion, the Audit Committee will recommend to the Board any action appropriate to satisfy itself as to the independence of the auditors, including, where appropriate, the replacement of the independent auditors.

12.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

13.	Prior to releasing the year-end and quarter-end earnings, discuss the results of the annual audit or quarterly limited review procedures with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA Statement on Auditing Standards No. 61.

14.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

15.	Review with the independent auditors any problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the auditor’s activities or on access to required information, and management’s response.

     Internal Audit Department

16.	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors, and evaluate the performance of the internal audit function.

17.	The internal audit department shall be responsible to senior management, but the senior audit executive shall have a direct reporting responsibility to the Board of Directors through the Audit Committee. Changes in the senior audit executive shall be subject to Audit Committee approval.

18.	Review the responsibilities, budget, staffing, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

19.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

     Legal & Tax Compliance

20.	On at least an annual basis, review with the Company’s counsel and Chief Financial Officer, any legal or tax matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

21.	Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of internal controls that should be strengthened to reduce the risk of a similar event in the future, and review of any “internal control” letter issued or proposed to be issued by the independent auditor.

     Other Audit Committee Responsibilities

22.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

23.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

24.	Oversee the Company’s compliance with the written confirmation required by the NYSE rules annually or upon any change in Audit Committee membership.

25.	Establish policies for the Company’s hiring of current or former employees of the independent auditors.

26.	Provide regular reports of the matters discussed at each Audit Committee meeting to the Board of Directors.

27.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall be responsible for reviewing any such complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

APPENDIX B

Governance Principles on Director Independence

     A majority of the directors will be independent directors under the proposed New York Stock Exchange (NYSE) rules. The Board has determined that all of Spherion’s directors are independent with the exception of the CEO. All future non-employee directors will be independent. The independent directors will meet regularly without management present.

     To be considered independent under the proposed NYSE rules, the Board must determine that a director does not have any direct or indirect material relationship with Spherion. The Board has established the following guidelines to assist it in determining director independence in accordance with that proposed rule:

     a. A director will not be independent if, within the preceding three years: (i) the director was employed by Spherion; (ii) an immediate family member of the director was employed by Spherion as an officer; (iii) the director was employed by or affiliated with Spherion’s independent auditor; (iv) an immediate family member of the director was employed by Spherion’s independent auditor as a partner, principal or manager; or (v) a Spherion executive officer was on the Board of Directors of a company which employed the Spherion director, or which employed an immediate family member of the director as an officer;

     b. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a Spherion director is an executive officer of another company that does business with Spherion and the annual sales to, or purchases from, Spherion are less than two percent (2%) of the annual revenues of the company for which he or she serves as an executive officer; (ii) if a Spherion director is an executive officer of another company which is indebted to Spherion, or to which Spherion is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer; and (iii) if a Spherion director serves as an officer, director or trustee of a charitable organization, and Spherion’s discretionary charitable contributions to the organization are less than two percent (2%) of that organization’s total annual charitable receipts. The Board will annually review all commercial and charitable relationships of directors.

     c. For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a director is the CEO of a company that purchases services from Spherion that are more than two percent of that company’s annual revenues, the independent directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the proposed NYSE rules.

     The company will not make any personal loans or extensions of credit to directors or executive officers. No director or family member may provide personal services for compensation to the company.

B-1

2050 SPECTRUM BLVD. FT. LAUDERDALE, FL 33309	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 14, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Spherion Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 14, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Spherion Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SPHER1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SPHERION CORPORATION
Vote on Directors						FOR all ☐	Withhold all ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The election of one Class I member of the Board of Directors to hold office until the 2009 Annual Meeting of Stockholders or until her successor is duly elected and qualified and the election of three Class II members of the Board of Directors to hold office until the 2010 Annual Meeting of stockholders or until their successors are duly elected and qualified.

Nominees:	Class I 01) Barbara Pellow	Class II 02) Steven S. Elbaum 03) David R. Parker 04) Anne Szostak

Vote on Proposal										For	Against	Abstain

Item 2. A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2007 fiscal year.										☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

Annual Meeting of Stockholders - May 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Spherion Corporation, a Delaware corporation (“Spherion”), hereby acknowledge(s) receipt of the Notice of the 2007 Annual Meeting of Stockholders and related Proxy Statement, Spherion’s Form 10-K for the 2006 fiscal year and Spherion’s 2006 Annual Report to Stockholders. The undersigned hereby appoint(s) Mark W. Smith and Lisa G. Iglesias, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, to vote on behalf and in the name of the undersigned, all shares of common stock, which the undersigned would be entitled to vote if then and there personally present at the Annual Meeting of Stockholders, to be held May 15, 2007 at 8:30 a.m., EDT, at Spherion's corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournment or adjournments thereof, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated, on the reverse side.)